As filed with the Securities and Exchange Commission on July 12, 2007
Registration No.  333-__________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________________

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		13-3893191 (I.R.S. Employer Identification Number)
4000 Meridian Boulevard Franklin, TN 37067 (Address of principal executive offices)

Community Health Systems, Inc.
2000 Stock Option and Award Plan
(As Amended and Restated March 30, 2007)
(Full title of the plan)

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel
4000 Meridian Boulevard
Franklin, TN 37067
(615) 465-7364
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share (the “Common Stock”)	5,800,000 shares	$40.945	$237,481,000	$7,290.67

(1)
Includes an indeterminate number of shares of Common Stock that may be issued in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on July 6, 2007.

EXPLANATORY NOTE

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2000 (File No. 333-44870), Community Health Systems, Inc. (the “Registrant”) registered 4,562,791 shares of Common Stock, reserved for issuance upon the exercise of options and/or stock appreciation rights and/or the grant of other awards under the Registrant’s 2000 Stock Option and Award Plan (the “Plan”).  On August 8, 2003, the Registrant filed a registration statement on Form S-8 with the SEC (File No. 333-107810), pursuant to which an additional 8,000,000 shares of Common Stock were registered and reserved for issuance under the Plan.

This Form S-8 Registration Statement of the Registrant is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 5,800,000 additional shares of the Company’s Common Stock, par value $0.01, issuable upon the exercise of options and/or stock appreciation rights and/or the grant of other awards under the Plan.

INCORPORATION OF CONTENTS OF
REGISTRATION STATEMENT BY REFERENCE

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 (File Nos. 333-44870 and 333-107810) filed with the SEC on August 31, 2000 and August 8, 2003, respectively.

OTHER INFORMATION REQUIRED
IN THIS REGISTRATION STATEMENT
Item 8.  Exhibits

Exhibit No.                                Description of Exhibit

4.1*	Community Health Systems, Inc. 2000 Stock Option and Award Plan (As Amended and Restated March 30, 2007).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page included in this registration statement).
__________________
*   filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on July 9, 2007.

Community Health Systems, Inc. (Registrant)

By:	/s/ Wayne T. Smith
Wayne T. Smith
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Wayne T. Smith, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wayne T. Smith Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	July 9, 2007
/s/ W. Larry Cash W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	July 9, 2007
_____________________________ T. Mark Buford	Vice President and Corporate Controller (principal accounting officer)	July ___, 2007
_____________________________ John A. Clerico	Director	July ___, 2007
/s/ Dale F. Frey Dale F. Frey	Director	July 9, 2007
/s/ John A. Fry John A. Fry	Director	July 10, 2007
_____________________________ Harvey Klein, M.D.	Director	July ___, 2007
/s/ Julia B. North Julia B. North	Director	July 10, 2007
/s/ Mitchell Watson, Jr. H. Mitchell Watson, Jr.	Director	July 10, 2007

Constituting a majority of the Board of Directors of Community Health Systems, Inc.

INDEX TO EXHIBITS

Exhibit No.                                           Description of Exhibit

4.1*	Community Health Systems, Inc. 2000 Stock Option and Award Plan (As Amended and Restated March 30, 2007)

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page included in this registration statement).

______________
* filed herewith